Exhibit 10.2

SLM CORPORATION

2009-2012 INCENTIVE PLAN

SECTION 1. PURPOSE OF PLAN

The purpose of the SLM Corporation 2009-2012 Incentive Plan (“Plan”) is to enable SLM Corporation (the “Corporation”) to attract, retain and motivate its employees and to further align the interests of the Corporation’s employees with those of the shareholders of the Corporation by providing for or increasing their proprietary interest in the Corporation.

SECTION 2. ADMINISTRATION OF THE PLAN

2.1 Composition of Committee. The Plan shall be administered by the Board of Directors and/or the Compensation and Personnel Committee of the Board of Directors of SLM Corporation (the “Committee”). The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Corporation, (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Employees, as defined in Section 4, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee hereby designates the Secretary of the Corporation and the head of the Corporation’s human resource function to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Corporation. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Corporation, and/or to one or more agents.

2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share, as defined in Section 3.1 hereof, reported for that date on the composite tape for securities listed on national exchange on which the Corporation’s common stock is primarily listed (the “National Exchange”), or if the Common Stock did not trade on the National Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the National Exchange; and (ii) the term “Corporation” shall mean SLM Corporation and its subsidiaries and affiliates, unless the context otherwise requires;

(b) to determine the Employees to whom Awards shall be granted hereunder and the timing of any such Awards;

(c) to grant Awards and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e) to prescribe and amend the terms of the agreements evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Corporation by Participants under this Plan;

(f) to determine the extent to which adjustments are required pursuant to Section 12 hereof;

(g) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Corporation;

(h) to approve corrections in the documentation or administration of any Award;

(i) to require or permit Participant elections and/or consents under this Plan to be made by means of such electronic media as the Committee may prescribe; and

(j) to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Corporation or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances.

2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Corporation or Employee and such attorneys, consultants and accountants as it may select.

2.4 No Repricing. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation, including cancellation in exchange for cash or other Awards, or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Corporation’s capitalization as described in Section 12) without the approval of the Corporation’s shareholders.

SECTION 3. STOCK SUBJECT TO PLAN

3.1 Aggregate Limits. Subject to adjustment as provided in Section 12, at any time, the aggregate number of shares of the Corporation’s common stock, $.20 par value (“Shares”), issued and issuable pursuant to all Awards granted under this Plan shall not exceed 10,000,000, plus any Shares authorized to be issued under the SLM Corporation Incentive Plan and the SLM Corporation Management Incentive Plan (the “Prior Plans”) that are not actually issued under the Prior Plans by reason of cancellation, forfeiture or net-settlement of Awards. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares.

3.2 Code Section 162(m) Limits. The maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any calendar year to any Employee that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed three million dollars ($3,000,000). In each calendar year an Employee may be granted Awards under this Plan relating up to his or her Annual Limit. A Participant’s Annual Limit, in any calendar year, shall equal one million (1,000,000) shares.

3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal the number of Shares actually issued upon exercise or settlement of an Award. The aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards (or Prior Plan Awards) that have been retained or withheld by the Corporation in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award (or Prior Plan Award), or (iii) Shares subject to Awards (or Prior Plan Awards) that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Corporation in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award (or Prior Plan Award) shall be available for Awards under this Plan.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

Only employees of the Corporation shall be eligible to be considered for the grant of Awards under the Plan. For purposes of the administration of Awards, the term “Employee” shall also include a former Employee or any person (including any estate) who is a beneficiary of a former Employee. A “Participant” is any Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.

SECTION 5. PLAN AWARDS

5.1 Award Types. The following arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights, Incentive Bonuses, Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units. Such arrangements and benefits are sometimes referred to herein as “Awards.” Incentive Bonuses, Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units are also referred to as “Share Awards”. Each type of Award is defined as follows:

Stock Options: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Award (the “Award Agreement”). Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422 and Options which are not intended to qualify as ISOs (“Non-qualified Options”) may be granted under Section 6 as the Committee in its sole discretion shall determine.

Stock Appreciation Rights: A Stock Appreciation Rights is a right granted under Section 7 that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant, at such times, and on such other terms and conditions as are specified in or determined pursuant to the Award Agreement evidencing the Award.

Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 8 pursuant to which an Employee may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement evidencing the Award.

Performance Stock: Performance Stock is an award of Shares made under Section 9, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the Award Agreement evidencing the Award.

Performance Stock Units: A Performance Stock Unit is an award made under Section 9 denominated in units of Shares under which the issuance of Shares (or cash in lieu thereof) is subject to such performance and other conditions as are expressed in the Award Agreement evidencing the Award.

Restricted Stock: Restricted Stock is an award of Shares made under Section 10, the grant, issuance, retention and/or vesting of which is subject to certain restrictions, as are appropriate in the Award Agreement evidencing the Award.

Restricted Stock Units: A Restricted Stock Unit is an award made under Section 10 denominated in units of Shares under which the issuance of Shares (or cash in lieu thereof) is subject to such conditions (including continued employment) and terms as the Committee deems appropriate in the Award Agreement evidencing the Award.

5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6. STOCK OPTION GRANTS

The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within the person’s control.

6.1 Award Agreement. Each Award Agreement evidencing an Option shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Award Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

6.2 Option Price. The purchase price per Share of the Shares subject to each Option granted under the Plan shall equal or exceed 100 percent of the fair market value of such Stock on the date the Option is granted, except that in the case of Options granted to employees upon a merger or acquisition, the purchase price may be higher or lower than the fair market value of the Stock on the date the Option is granted if such purchase price is required to assume or substitute options held by employees of the acquired Corporation at the time of the acquisition.

6.3 Option Term. The “Term” of each Option granted under the Plan, including any ISOs, shall not exceed ten (10) years from the date of its grant.

6.4 Option Vesting. Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

6.5 Option Exercise.

(a) Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Award Agreement, a partial exercise to include a minimum number of Shares.

(b) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Corporation designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 14. Unless provided otherwise by the Committee, no Participant shall have any right as a shareholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

(c) Payment of Exercise Price. To the extent authorized by the Committee, the exercise price of an Option may be paid in the form of one of more of the following, either through the terms of the Award Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers’ check, (ii) Shares that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) any combination of (i) through (iv).

SECTION 7. STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.

SECTION 8. INCENTIVE BONUS

Incentive Bonus Awards may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee.

8.1 Incentive Bonus Award. Each Incentive Bonus Award shall contain provisions regarding (a) the target and maximum amount payable to the Employee as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

8.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria, which shall determine the maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 11.2 hereof) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

8.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Incentive Bonus, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares or Stock Units.

8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9. PERFORMANCE STOCK AND PERFORMANCE STOCK UNITS

Performance Stock and Performance Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee.

9.1 Performance Stock Award. Each Performance Stock and Performance Stock Unit Award shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance, provided that such period shall be no shorter than twelve months, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Unless determined otherwise by the Committee, each Performance Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares.

9.2 Performance Criteria. The grant, issuance, retention and/or vesting of each Performance Stock and Performance Stock Unit Award shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock and Performance Stock Unit Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted.

9.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Performance Stock and Performance Stock Unit Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Performance Stock and Performance Stock Unit Award to be deferred to a specified date or event.

9.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 10. RESTRICTED STOCK

Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee.

10.1 Restricted Stock Award. Each Restricted Stock and Restricted Stock Unit Award shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the length of the period over which the Award shall vest or may ratably vest, provided that such period shall be no shorter than thirty-six months, other than for reasons set forth in Section 11.7 and Section 13, (c) forfeiture provisions, and (d) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Notwithstanding anything herein to the contrary, the limitation set forth in clause (b) of the preceding sentence shall not with respect to up to an aggregate of 5% of the Shares authorized for issuance under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock and/or Restricted Stock Unit Awards without regard to such minimum vesting requirements. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares.

10.2 Timing and Form of Payment. The Committee shall determine the timing of payment of any Restricted Stock and Restricted Stock Unit Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Restricted Stock and Restricted Stock Unit Award to be deferred to a specified date or event.

10.3 Discretionary Adjustments. The number of Shares granted, issued, retainable and/or vested under a Restricted Stock and Restricted Stock Unit Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 11. OTHER PROVISIONS APPLICABLE TO AWARDS

11.1 Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Employee’s “immediate family,” as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Employee’s immediate family, or to a partnership or other entity whose only owners are members of the Employee’s family, provided that (i) no consideration is given in connection with the transfer of such Award, and (2) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

11.2 Qualifying Performance Criteria.

(a) The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow (including operating cash flow, free cash flow, cash flow return on capital, or cash flow per share), (b) core cash earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return measures (including return on assets, capital, equity, or sales), (d) total shareholder return, (e) productivity ratios, (f) expense targets or ratios, (g) revenue, (h) core cash income or net income, (i) core cash operating income or net operating income, (j) operating profit or net operating profit, (k) gross or operating margin, (l) return on operating revenue, (m) market share, (n) loan volume, (o) overhead or other expense reduction, (p) charge-off levels, (q) deposit growth, (r) margins, (s) operating efficiency, (t) economic value added, (u) customer or employee satisfaction, (v) debt reduction, (w) capital targets, (x) consummation of acquisitions, dispositions, projects or other specific events or transactions, (y) liquidity, (z) capital adequacy, (aa) ratio of nonperforming to performing assets, (bb) ratio of common equity to total assets, or (cc) regulatory compliance metrics. To the extent consistent with Code Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year.

11.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Share Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

11.4 Deferral of Gains. The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, payment, vesting or other events with respect to Share Awards. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

11.5 Award Agreements. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent shareholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement evidencing such Award.

11.6 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Corporation, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

11.7 Termination of Employment. At the time of the grant of an Award, the Committee may provide that upon an Award holder’s termination of employment on account of death, Disability or Involuntary Termination, as those terms are defined herein, all unvested Awards held by the Award holder shall vest. “Disability” means total and permanent disability within the meaning of the Corporation’s long-term disability policy applicable at the time to the Award holder, as may be amended from time to time. “Involuntary Termination” means termination of employment.

11.8 Misconduct. At the time of the grant of an Award, the Committee may provide that if the Award holder engages in Misconduct, as defined herein, the Award, whether vested or unvested, is forfeited. Whether an Award holder has engaged in Misconduct will be determined by the Corporation’s senior human resources officer or his or her designee. Misconduct is defined as an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules; an unauthorized disclosure of any Corporation trade secret or confidential information; any conduct constituting unfair competition; inducing any customer of the Corporation to breach a contract with the Corporation or any principal for whom the Corporation acts as agent to terminate such agency relationship; or engaging in any other act or conduct proscribed by the senior human resources officer as Misconduct.

11.9 Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the grant, exercise, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Corporation equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.

SECTION 12. CHANGES IN CAPITAL STRUCTURE

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as “performance based compensation” under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 13. CHANGE OF CONTROL

13.1 Effect of Change of Control. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur upon termination of the Employee’s employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option or Stock Appreciation Right, the Participant’s ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Share Awards, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award. Notwithstanding anything herein to the contrary, in the event of a Change in Control or Change of Control Transaction in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change of Control or Change of Control Transaction, immediately prior to the Change of Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change of Control or Change of Control Transaction, as applicable: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of an Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Share Awards, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award.

13.2 Definitions. Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Corporation, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving the Corporation, unless the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) shall adopt or assume this Plan and a Participant’s Awards under the Plan and either (A) the shareholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Corporation immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Corporation. “Change of Control Transaction” shall mean the consummation of any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which result in a Change of Control.

SECTION 14. TAXES

14.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

14.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 14.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Corporation or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Non-qualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Corporation withholding Shares otherwise issuable or subject to such Award, or by the Participant delivering previously owned Shares, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 15. AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Corporation:

(a) materially increase the number of shares that may be issued under the Plan;

(b) permit granting of stock options at less than fair market value;

(c) reduce or adjust downward the exercise price of outstanding options, whether through amendment, cancellation or replacement grants, or any other means;

(d) impair the rights of any award holder without his or her consent;

(e) change the class of individuals eligible for the Plan

(f) extend the term of the Plan; and

(g) otherwise amend the Plan in any manner if not permitted to do so by law or the National Exchange listing requirements without shareholder approval.

SECTION 16. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

The Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Corporation has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Corporation has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Corporation to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 17. OPTION GRANTS BY SUBSIDIARIES

In the case of a grant of an option to any eligible Employee employed by a subsidiary, such grant may, if the Committee so directs, be implemented by the Corporation issuing any subject shares to the subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the shares to the option holder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 18. NO RIGHT TO EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to terminate an individual’s employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 19. EFFECTIVENESS AND EXPIRATION OF PLAN

The Plan was adopted by the Board on March 26, 2009, and will become effective upon approval of the Plan by the Corporation’s shareholders (the date of such approval the “Effective Date”). All Awards granted under this Plan are subject to, and may not be exercised before, the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present, or represented by proxy, and entitled to vote, at a meeting of the Corporation’s shareholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the shareholders of the Company does not occur within one year of the approval of the Plan by the Board, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the third (3rd) anniversary of the date that the Plan is approved by the Corporation’s shareholders. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Corporation arising under Awards theretofore granted and then in effect.

SECTION 20. NON-EXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 21. GOVERNING LAW

This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.